                                                                    Exhibit 24.2
                                POWER OF ATTORNEY

         The undersigned, General Electric Capital Corporation, a Delaware
corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint each of the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the
"Attorney") to act either together or alone in the name and on behalf of the
Corporation for and with respect to the matters hereinafter described.

              Name of Attorney:

              Jonas Svedlund            James Waterbury

         Each Attorney shall have the power and authority to execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the
Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation or any of its subsidiaries; and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

         Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

         Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the
Attorney hereunder shall terminate on July 28, 2015.

         IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed as the 29th day of
July 2014.

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By:      /s/ Chistoph A. Pereira
                                           -------------------------------------
                                             Chistoph A. Pereira
                                             Vice President and Secretary

Attest:

/s/ Fred A. Robustelli
----------------------------------------
Name: Fred A. Robustelli
Title: Assistant Secretary